UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41740	93-4958665
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Building 17, Suite 102b,

Waltham, MA, 02453

(Address of Principal Executive Offices, including Zip Code)

(650) 394-5230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 27, 2026, Apogee Therapeutics, Inc. (the “Company”) issued a press release and made publicly available a data presentation announcing positive 16-week induction dose optimization results from Part B of the Phase 2 APEX clinical trial of zumilokibart (APG777), its potentially best-in-class anti-IL-13 antibody, in patients with moderate-to-severe atopic dermatitis (“AD”). The Company will host a conference call and webcast today, Wednesday, May 27, 2026, at 8:00 a.m., Eastern Time, to discuss the data results.

Copies of the press release and the data presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated by reference herein. The exhibits furnished under Item 7.01 of this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On May 27, 2026, the Company announced positive 16-week induction dose optimization results from Part B of the Phase 2 APEX clinical trial of zumilokibart in patients with moderate-to-severe AD.

Zumilokibart Phase 2 Part B Key 16-Week Results

The APEX Phase 2 clinical trial is a randomized, placebo-controlled study evaluating zumilokibart in patients with moderate-to-severe AD. In July 2025, the Company announced the APEX Phase 2 Part A 16-week results, and in March 2026, it announced the APEX Phase 2 Part A 52-week maintenance results.

In the Part B portion of the trial, 346 adult patients were dosed after being randomized 1:1:1:1 to high-, mid- or low-dose zumilokibart versus placebo. The primary endpoint is the proportion of patients who achieve an Eczema Area and Severity Index (“EASI”) percent score reduction of at least 75 (“EASI-75”) at Week 16. Secondary endpoints include Validated Investigator’s Global Assessment (“IGA”) 0/1, EASI-90, Itch Numeric Rating Scale (“I-NRS ≥4”), EASI-100, and Very Low Disease Activity (vLDA; EASI-90 + I-NRS 0/1) at Week 16.

The trial met its primary endpoint. EASI-75 scores at Week 16 were as follows:

•	High-dose: 61.6% achieved EASI-75 (p<0.001 vs placebo)

•	Mid-dose: 65.9% achieved EASI-75 (p<0.001 vs placebo)

•	Low-dose: 50.5% achieved EASI-75 (p<0.001 vs placebo)

•	Placebo: 23.4% achieved EASI-75

Mid-dose zumilokibart met key secondary endpoints at Week 16 as follows:

•	IGA 0/1 response in 46.0% of patients, compared to 10.9% in the placebo arm (p<0.001)

•	EASI-90 response in 47.4% of patients, compared to 9.3% in the placebo arm (p<0.001)

•	I-NRS ≥4 reduction from baseline in 50.5% of patients, compared to 13.9% in placebo arm (p <0.001)

•	EASI-100 response in 16.5% of patients, compared to 3.4% in the placebo arm (p<0.01)

•	vLDA response in 20.6% of patients, compared to 4.5% in the placebo arm (p<0.01)

Zumilokibart was well tolerated, with a safety profile generally consistent with other agents in the class.

•	The most common treatment-emergent adverse events in zumilokibart-treated patients were nasopharyngitis, headache, and noninfective conjunctivitis.

•	For the planned Phase 3 dose (the mid-dose from Phase 2), the pooled conjunctivitis rate (all conjunctivitis preferred terms) was 10.6%, compared to 15.1% for the low-dose and 20.7% for the high-dose.

Based on results from the APEX clinical program, Apogee plans to initiate Phase 3 trials of zumilokibart for moderate-to-severe AD with the mid-dose in the second half of 2026, pending regulatory interactions.

Zumilokibart ADventure Phase 3 Trials in AD

The ADventure 1 and ADventure 2 trials are randomized, placebo-controlled, replicate Phase 3 monotherapy trials evaluating zumilokibart in patients with moderate-to-severe AD (EASI ≥16, vIGA ≥3, BSA ≥10%). Each study is expected to enroll approximately 400 patients and includes a 16-week induction period followed by maintenance through Week 52. In maintenance, patients will receive dosing every three or six months. The co-primary endpoint is EASI-75 and IGA 0/1 at Week 16, with additional assessment at Week 52.

The ADventure TCS Phase 3 trial will evaluate zumilokibart in combination with background topical corticosteroids (“TCS”) in patients with moderate-to-severe AD (EASI ≥16, vIGA ≥3, BSA ≥10%). The randomized, placebo-controlled study is expected to enroll approximately 400 patients and includes a 16-week induction period and maintenance through Week 52. The co-primary endpoint is EASI-75 and IGA 0/1 at Week 16, with longer-term outcomes assessed at Week 52.

Zumilokibart ASPIRE Phase 2b trial in Asthma

The ASPIRE Phase 2b trial is a randomized, placebo-controlled study evaluating multiple dosing regimens of zumilokibart in patients with moderate-to-severe asthma with elevated Type 2 biomarkers and a history of exacerbations. The study is designed to be potentially registrational and is expected to enroll approximately 500 patients randomized across dosing intervals of every three, six, or twelve months, or placebo. The primary endpoint is annualized exacerbation rate at Week 52, with additional assessments of lung function and symptoms.

Zumilokibart ELEVATE Phase 2a trial in Eosinophilic Esophagitis (“EoE”)

The ELEVATE Phase 2a trial is an open-label, proof-of-concept study evaluating zumilokibart in patients with EoE. The study is expected to enroll approximately 30 to 50 patients and will assess dosing every three or six months. The primary endpoint is histologic response, including reductions in eosinophil counts, with additional evaluation of endoscopic findings and patient-reported outcomes.

Anticipated Program Milestones

The Company described expected program readouts and milestones through 2028.

Zumilokibart for the Treatment of AD

•	Initiation of Phase 3 ADventure 1 and ADventure 2 monotherapy (16-week) clinical trials expected 2H 2026

•	Initiation of Phase 3 ADventure TCS combination (16-week) clinical trial expected 2H 2026

•	Phase 2 APEX Part B (52-week) maintenance data expected 1H 2027

•	Phase 2 APEX Part A 2-year follow-up data expected 2H 2027

•	Phase 3 ADventure 1 and ADventure 2 monotherapy (16-week) data readout expected 1H 2028

•	Phase 3 ADventure TCS combination (16-week) data readout expected 2H 2028

•	Launch anticipated in 2029

Zumilokibart for the Treatment of Asthma

•	Initiation of Phase 2b ASPIRE trial expected 1H 2027

Zumilokibart for the Treatment of EoE

•	Initiation of Phase 2a ELEVATE trial expected 2H 2026

•	Phase 2a ELEVATE data readout expected 2H 2027

•	Phase 2a ELEVATE long-term follow-up data expected 2H 2028

Additional Programs

•	Phase 1b head-to-head clinical trial of APG279 (IL-13 + OX40L) vs. DUPIXENT for moderate to severe AD data readout expected 2H 2026

•	Announce further clinical plans for APG273 (zumilokibart+APG333) in 2H 2026

•	Announce additional pipeline program in 1H 2027

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Report may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding the Company’s expectations regarding: the Company’s plans for its current and future product candidates, programs, and clinical trials, including expansion of zumilokibart into additional indications, and announcement plans for APG273 and an additional pipeline program; the anticipated timing of initiation of the Company’s clinical trials, including the Phase 2b trial of zumilokibart in asthma, the Phase 2a trial of zumilokibart in eosinophilic esophagitis (EoE), and the Phase 3 ADventure program for zumilokibart in AD; the expected timing of results from the Company’s clinical trials, including the 52-week readout from Part B and the two-year follow-up from Part A of its Phase 2 trial of zumilokibart in AD, 16-week readouts from the Phase 3 ADventure program, the data readouts for the Phase 2a ELEVATE program, and the Phase 1b readout for APG279 vs. DUPIXENT; the potential for the ASPIRE Phase 2b trial to support a registrational pathway; additional program milestones; the expectation that the APEX Phase 2 Part B 16-week results will support commencement of a Phase 3 trial in zumilokibart; the Company’s planned clinical trial designs, including anticipated enrollment and dosing regimens; the Company's dose selection choices or regulatory feedback on its chosen dose, given the dose-optimization nature of Part B and the Phase 3 dose selection decision; the potential clinical benefit, dosing regimen, safety and efficacy profiles and treatment outcomes of zumilokibart; the planned 2029 launch timeline for zumilokibart in AD; its planned business strategies; and expected timing for future pipeline updates, regulatory decisions and interactions, and potential commercialization. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this Report. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”)), many of which are beyond the Company’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility, expectations regarding the initiation, progress, and expected results of the Company’s preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of the Company’s clinical trials; the unpredictable relationship between preclinical study results and clinical study results; the applicability of clinical study results to actual outcomes; the timing or likelihood of regulatory filings and approvals; liquidity and capital resources; and other risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026, and subsequent disclosure documents the Company may file with the SEC. The Company claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Data Press Release, dated May 27, 2026

99.2	Data Presentation, dated May 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: May 27, 2026	By:	/s/ Michael Henderson, M.D.
Michael Henderson, M.D.
Chief Executive Officer